Exhibit 99.1

Sears Holdings Announces Filing Of S-11 Registration Statement By Seritage Growth Properties

HOFFMAN ESTATES, Ill., April 1, 2015 — Sears Holdings Corporation (the “Company”) (NASDAQ: SHLD) today announced that, in connection with its previously announced exploration of the formation of a real estate investment trust (“REIT”), Seritage Growth Properties (“Seritage”), a Maryland trust formed by the Company, has filed a registration statement on Form S-11 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”).

The Registration Statement provides for a rights offering by Seritage intended to partially finance its purchase of approximately 254 of the Company’s properties, virtually all of which are operated as Sears and Kmart stores. As of January 31, 2015, Sears Holdings owned or leased 1,725 Kmart and Sears stores combined. Proceeds to the Company of this sale are expected to exceed $2.5 billion.

The Company would in turn enter into a master lease agreement, pursuant to which it would lease the Sears and Kmart properties from Seritage and continue to operate its retail stores in those locations. The proceeds of the rights offering, together with debt and other financing which Seritage would obtain, would be used by Seritage to purchase the properties from the Company. The subscription rights would be distributed pro rata to all stockholders of record of the Company and entitle holders to purchase common shares of Seritage. The record date, subscription price, subscription ratio (the number of rights needed to acquire a share in Seritage) and other terms of the proposed rights offering will be announced prior to the commencement of the rights offering.

Edward S. Lampert, Chairman and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of ESL Investments, Inc. (“ESL”) and certain investment funds affiliated with ESL, have advised the Company that they intend to exercise their pro rata portion of the subscription rights in full, although they have not entered into any agreement to do so. In addition, Fairholme Capital Management, L.L.C. has advised the Company that it expects that its clients will exercise substantially all of the rights they receive, subject to the REIT ownership limitations imposed by the Company and regulatory considerations.

The rights offering is currently anticipated to close by the end of the second quarter of this year, and is subject to the approval of the Board of Directors of Sears Holdings, market conditions and the satisfaction of certain other conditions. Sears Holdings may, at any time prior to the closing of the REIT transaction, decide to abandon the transaction or modify its terms.

Important Information About the Offering

A registration statement relating to these securities has been filed with the SEC, but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor any other securities issued by the Company or Seritage, nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the securities under the securities laws of such state or jurisdiction. Additional information concerning Seritage and the proposed transaction is contained in the Registration Statement.

Forward-Looking Statements

This press release contains forward-looking statements, which are based on the current beliefs and expectations of our management and are subject to significant risks, assumptions and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. For a discussion of such risks, assumptions and uncertainties, see “Risk Factors” and the forward-looking statement disclosure contained in our most recent Annual Report on Form 10-K and other filings filed with the Securities and Exchange Commission. While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

About Sears Holdings Corporation

Sears Holdings Corporation (NASDAQ: SHLD) is a leading integrated retailer focused on seamlessly connecting the digital and physical shopping experiences to serve our members - wherever, whenever and however they want to shop. Sears Holdings is home to Shop Your Way®, a social shopping platform offering members rewards for shopping at Sears and Kmart as well as with other retail partners across categories important to them. The Company operates through its subsidiaries, including Sears, Roebuck and Co. and Kmart Corporation, with full-line and specialty retail stores across the United States. For more information, visit www.searsholdings.com.

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